EXHIBIT 23.3

Independent Auditors’ Consent

The Board of Directors

Onyx Software Corporation:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the registration statement. Our report refers to a change in the method of accounting for goodwill and other intangible assets.

/s/    KPMG LLP

Seattle, Washington

March 20, 2003